UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

GateHouse Media, Inc. (the “Company”) announced today that it has launched an amendment to its $1.195 billion senior secured credit facility (the “Facility”). The amendment would, among other things, allow the Company to repurchase outstanding term loans under the Facility at prices below par through a modified Dutch Auction through December 31, 2011. The Company is seeking the consent of the requisite lenders by 5:00 pm (Eastern Time) Monday, February 2, 2009, in order to effect the amendment.

The Company can give no assurance whether the amendment will be approved by the requisite lenders and, if approved, if and when the Company will effect any such repurchase. If the amendment is approved by the requisite lenders, the Company will do the appropriate regulatory and informational filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed

Michael Reed
Chief Executive Officer

Date: January 28, 2009